Exhibit 10.46

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EXCLUSIVE PATENT LICENSE AGREEMENT

This Amendment No. 1 to Amended and Restated Exclusive Patent License Agreement (this “Amendment”) is made this 27 day of July 2023 (“Amendment Effective Date”) by and between Apnimed, Inc., a Delaware corporation, having a principal place of business at 20 Holyoke Street, Cambridge, MA 02138 (“Company”) and The Brigham and Women’s Hospital, Inc., a not-for-profit Massachusetts corporation, with a principal place of business at 75 Francis Street, Boston, Massachusetts 02115 (“Hospital”), each referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Company and Hospital are parties to an Amended and Restated Exclusive Patent License Agreement (BWH Agreement No. 2020-3640) dated December 29, 2020 (the “Agreement”). The Parties desire to amend the Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and covenants set forth in this Amendment, the sufficiency of which is acknowledged, Company and Hospital agree as follows:

1. Amendment to Section 1.10. Section 1.10 of the Agreement is hereby amended by deleting Section 1.10 in its entirety and inserting the following language in its place:

1.10 “License Field” shall mean all fields, except any method and/or composition comprising the administration of a norepinephrine reuptake inhibitor in combination with a 5-HT2A inverse agonist or antagonist is specifically excluded. For the avoidance of doubt, examples of a 5-HT2A inverse agonist and antagonist include, without limitation, ketanserin and pimavanserin. Notwithstanding the foregoing, any method and/or composition comprising the administration of a norepinephrine reuptake inhibitor in combination with trazodone is included in the License Field.

2. Amendment to Section 12.2. Section 12.2 of the Agreement is hereby amended by deleting Section 12.2 in its entirety and inserting the following language in its place:

12.2. Notices. Any notices, reports, waivers, correspondences or other communications required under or pertaining to this Agreement shall be in writing and shall be delivered by hand, or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), to the other Party. Notices will be deemed effective (a) three (3) working days after deposit, postage prepaid, if mailed, or (b) the next day if sent by overnight mail. Unless changed in writing in accordance with this Section, the notice address for Hospital shall be as follows

Contact for notices:

Chief Innovation Officer, Innovation

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IN WITNESS WHEREOF, the parties have executed this Amendment effective on the Amendment Effective Date.

APNIMED, INC.		THE BRIGHAM AND WOMEN’S HOSPITAL, INC.

By:	/s/ Larry Miller, M.D.	By	/s/ Nimra Taqi
	Larry Miller, M.D.		Nimra Taqi
	Chief Executive Officer		Senior Director - Business Development and Licensing